Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL REPORTS A 16-PERCENT INCREASE IN SECOND QUARTER DILUTED EARNINGS PER SHARE

176 New Domestic Franchise Agreements Executed

ROCKVILLE, MD. (August 2, 2017) - Choice Hotels International, Inc. (NYSE:CHH), one of the world's largest hotel companies, today reported its results for the three months ended June 30, 2017. Net income for the 2017 second quarter was $45.0 million, or $0.79 per diluted share, compared to $38.8 million, or $0.68 per diluted share for the 2016 second quarter, representing a 16-percent increase. Second quarter adjusted earnings before income taxes, depreciation and amortization (EBITDA) was $81.1 million compared to $70.4 million in the prior-year second quarter, a 15-percent increase.

“Choice Hotels’ overall strategy to successfully focus on franchisee profitability has led to our robust development pipeline and continues to deliver strong financial results,” said Stephen P. Joyce, chief executive officer, Choice Hotels. “For second quarter of 2017, 176 new domestic franchise agreements were executed, a 20-percent increase when compared to second quarter of 2016. In fact, we have experienced one of the strongest January through June development periods in our company’s history, as new franchise agreements increased 30-percent and new construction agreements increased 65-percent, versus the first six months of 2016.”

“Our midscale and upscale brands continue to be core areas of strength and expansion,” said Patrick Pacious, Choice Hotel’s president, chief operating officer and incoming chief executive officer. “The brands in our midscale segment, including Comfort, Quality and Sleep Inn, are experiencing continued growth in both RevPAR and our development pipeline. In addition, our upscale brands - Cambria Hotels and The Ascend Hotel Collection - are aggressively expanding. These results reinforce that we have very effective distribution channels and a high-performing franchisee business model.”

Highlights of the company’s second quarter 2017 results are as follows:

Overall Results

•
Diluted earnings per share (EPS) for the second quarter was $0.79, a 16-percent increase from the second quarter of the prior year; Diluted EPS increased 11-percent compared to our adjusted diluted EPS for the second quarter of 2016, which excluded executive termination benefits incurred in 2016.

•	Total revenues and hotel franchising revenues for the second quarter increased 14 percent and 10 percent, respectively, from the second quarter of the prior year.

•	Adjusted EBITDA totaled $81.1 million for the second quarter, a 15-percent increase from the second quarter of the prior year.

•	Adjusted EBITDA from hotel franchising activities for the second quarter increased 11 percent from the prior year second quarter to $84.0 million.

•	Adjusted hotel franchising margins for the second quarter increased 100 basis points from the prior year second quarter to 70.5 percent.

Royalties

•	Domestic royalty fees for second quarter totaled $87.0 million, a 7.2-percent increase from the second quarter of the prior year.

•
Domestic system-wide revenue per available room (RevPAR) increased 2.0 percent for the second quarter compared to the prior year second quarter. Occupancy and average daily rates increased 30 basis points and 1.5 percent, respectively, in the second quarter compared to the same period of 2016.

•	The Comfort brands extended their consecutive months of RevPAR index gains, compared to their focused competition, to 33 months.

•	Effective royalty rate increased 19 basis points for the second quarter of 2017, compared to the second quarter of the prior year.

•	Domestic franchised hotels, as of June 30, 2017, increased 2.6 percent from June 30, 2016.

•	Cambria Hotels surpassed 30 open hotels with three new Cambria Hotels opening during the second quarter, including our first Los Angeles property and our second hotel in Chicago.

•	Domestic and international rooms, as of June 30, 2017, increased 2.2 percent and 1.8 percent, respectively, from June 30, 2016.

Development

•	New, executed franchised hotel development contracts totaled 176 in the second quarter, a 20-percent increase from the comparable period of the prior year.

•	New construction and conversion franchise agreements increased 33 percent and 14 percent, respectively, in the second quarter of 2017, compared to the second quarter of the prior year.

•
The company executed 11 Cambria Hotels new construction franchise agreements in the second quarter of 2017, a 22-percent increase compared to the second quarter of the prior year. The domestic new construction pipeline for the Cambria Hotels brand now totals nearly 70 hotels.

•	Domestic relicensing and contract renewal transactions totaled 127 for the three months ended June 30, 2017, a 19-percent increase from the same period of 2016.

•	The company’s total domestic pipeline of hotels awaiting conversion, under construction or approved for development, as of June 30, 2017, increased 22 percent to 721 hotels from June 30, 2016.

•	The new construction and conversion domestic pipelines totaled 523 and 198 hotels, respectively at June 30, 2017, representing increases of 30 percent and 5 percent from June 30, 2016.

Use of Cash Flows

Dividends
During the six months ended June 30, 2017, the company paid cash dividends totaling approximately $24 million. Based on the current quarterly dividend rate of $0.215 per common share, the company expects to pay dividends of approximately $49 million during 2017.

Share Repurchases
The company did not repurchase shares of common stock under its share repurchase program during the six months ended June 30, 2017. The company currently has authorization to purchase up to 4.0 million additional shares under this program.

Hotel Development & Financing
Pursuant to its program to encourage acceleration of the growth of our upscale Cambria Hotels brand, the company advanced approximately $64 million in support of the brand’s development during the six months ended June 30, 2017. The company also recycled approximately $2 million of prior investments in Cambria development projects, resulting in net advances of $62 million for the current year. Advances under this program are primarily in the form of joint venture investments, forgivable key money loans, senior mortgage loans, development loans, mezzanine lending, and through the operation of a land-banking program. On June 30, 2017, the company had approximately $261 million reflected in its consolidated balance sheet pursuant to these financial support activities. With respect to lending and joint venture investments, the company generally expects to recycle these loans and investments within a five-year period.

Special Item

During the three and six months ended June 30, 2016, the company recorded an executive termination benefit charge of approximately $2.2 million. This special item impacted diluted EPS by $0.03 and $0.02 per share for the three and six months ended June 30, 2016, respectively. The company evaluates the non-GAAP measures presented herein that exclude executive termination benefits because those non-GAAP measures allow for period-over-period comparison of ongoing core operations before the impact of these charges. These non-GAAP measures, which are reconciled to the comparable GAAP measures in Exhibit 6, include adjusted net income, adjusted diluted EPS, adjusted hotel franchising selling, general and administrative expenses, adjusted EBITDA, adjusted hotel franchising EBITDA and adjusted hotel franchising margins.

Outlook
The company’s consolidated 2017 outlook reflects the following assumptions:
Consolidated Outlook

•	Net income for full-year 2017 is expected to range between $160 million and $163 million.

•	Adjusted EBITDA for full-year 2017 is expected to range between $293 million and $297 million.

•	The company’s third-quarter 2017 adjusted diluted EPS is expected to range between $0.90 and $0.92.

•	The company expects full-year 2017 adjusted diluted EPS to range between $2.81 and $2.86.

•	The effective tax rate is expected to be approximately 33 percent for both the third quarter and full-year 2017.

•	All estimates for 2017 exclude any potential costs associated with the company’s recently announced executive succession plan.

•
Adjusted diluted EPS estimates are based on the current number of shares outstanding, and thus do not factor in any changes that may occur due to new equity grants or any further repurchases of common stock, under the company’s share repurchase program.

•
The adjusted diluted EPS and consolidated adjusted EBITDA estimates assume that we incur net reductions in adjusted EBITDA related to non-hotel franchising activities at the midpoint of the range for these investments.

Hotel Franchising

•	Adjusted EBITDA from hotel franchising activities for full-year 2017 is expected to range between $299 million and $303 million.

•	Net domestic unit growth for 2017 is expected to range between approximately 2 percent and 3 percent.

•	RevPAR is expected to increase between 1 percent and 2 percent for the third quarter and range between 2 percent and 3 percent for full-year 2017.

•	The effective royalty rate is expected to increase between 17 and 19 basis points for full-year 2017 as compared to full-year 2016.

Non-Hotel Franchising Activities

•
Net reductions in full-year 2017 adjusted EBITDA, relating to our non-hotel franchising operations, which primarily relate to SkyTouch and vacation rental activities, are expected to range between approximately $5 million and $7 million.

Conference Call
Choice will conduct a conference call on Wednesday, August 2, 2017, at 10:00 a.m. ET to discuss the company’s 2017 second quarter results. The dial-in number to listen to the call domestically is 1-855-638-5678 and the number for international participants is 1-920-663-6286. The conference call also will be webcast simultaneously via the company’s website, www.choicehotels.com. Interested investors and other parties wishing to access the call via the webcast should go to the website and click on the Investor Info link. The Investor page will feature a conference call microphone icon to access the call.
The call will be recorded and available for replay beginning at 1:00 p.m. ET on Wednesday, August 2, 2017, by calling 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and entering access code 43105678. In addition, the call will be archived and available on choicehotels.com via the Investor Info link.
About Choice Hotels
Choice Hotels International, Inc. (NYSE: CHH) is one of the world's largest hotel companies. With over 6,500 hotels franchised in more than 40 countries and territories, Choice Hotels International represents more than 500,000 rooms around the globe. As of June 30, 2017, 792 hotels were in our development pipeline. Our company's Ascend Hotel Collection®, Cambria® Hotels, Comfort Inn®, Comfort Suites®, Sleep Inn®, Quality®, Clarion®, MainStay Suites®, Suburban Extended Stay Hotel®, Econo Lodge®, Rodeway Inn®, and Vacation Rentals by Choice HotelsTM brands provide a spectrum of lodging choices to meet guests' needs. With more than 32 million members, our Choice Privileges® rewards program enhances every trip a guest takes, with benefits ranging from instant, every day rewards to exceptional experiences, starting right when they join. All hotels and vacation rentals are independently owned and operated. Visit us at www.choicehotels.com for more information.

Forward-Looking Statements
Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume” or similar words of futurity identify such forward-looking statements.  These forward-looking statements are based on management's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management.  Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and future operations, among other matters.   We caution you not to place undue reliance on any such forward-looking statements.  Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements.  Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; foreign currency fluctuations; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; our ability to grow our franchise system; exposure to risks related to our hotel development and financing activities; fluctuations in the supply and demand for hotels rooms; our ability to realize anticipated benefits from acquired businesses; the level of acceptance of alternative growth strategies we may implement; operating risks associated with our international operations; the outcome of litigation; and our ability to manage our indebtedness.  These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission including our annual report on Form 10-K for 2016 and our quarterly reports filed on Form 10-Q.  Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements Presented in this Press Release
Adjusted EBITDA, hotel franchising revenues, adjusted hotel franchising SG&A, Adjusted EBITDA from hotel franchising activities, adjusted hotel franchising margins and adjusted diluted EPS are non-GAAP financial measurements. These measures should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by generally accepted accounting principles in the United States (“GAAP”), such as net income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these items to the most comparable GAAP financial measures. We discuss management’s reasons for reporting these non-GAAP measures below.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization: Adjusted EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, other (gains) and losses, equity in net income of unconsolidated affiliates, mark to market adjustments on non-qualified retirement plan investments and executive termination benefits. We consider adjusted EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use adjusted EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. Adjusted EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Mark to market adjustments on non-qualified retirement plan investments recorded in SG&A are excluded from EBITDA as the company accounts for these investments in accordance with accounting for deferred compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income. These amounts are excluded from EBITDA as they can vary widely across reporting periods based on the performance of the investments and are not an indicator of the operating performance of the company.

Hotel Franchising Revenues, Adjusted Hotel Franchising EBITDA, Adjusted Hotel Franchising SG&A and Margins: The company reports hotel franchising revenues, adjusted hotel franchising

EBITDA, adjusted franchising hotel SG&A and margins which exclude marketing and reservation system revenues; the SkyTouch Technology division; vacation rental activities including operations that provide Software as a Service (“SaaS”) technology solutions to vacation rental management companies; and revenue generated from the ownership of an office building that is leased to a third-party. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors. Marketing and reservation system activities are excluded from these measures since the company is required by its franchise agreements to use the fees collected for marketing and reservation activities; as such, no income or loss to the company is generated. Cumulative marketing and reservation system fees not expended are recorded as a liability in the company’s financial statements and are carried over to the next year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are deferred and recorded as an asset in the company’s financial statements and recovered in future periods. SkyTouch Technology is a division of the company that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company. The operations for SkyTouch Technology and our vacation rental activities are excluded since they do not reflect the company’s core franchising business but are adjacent, complementary lines of business.

Contacts
Scott Oaksmith, SVP, Finance & Chief Accounting Officer
(301) 592-6659
Scott Carman, Director, Public Relations
(301) 592-6361

© 2017 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc. and Subsidiaries							Exhibit 1
Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
	2017	2016	$	%	2017	2016	$	%
(In thousands, except per share amounts)

REVENUES:

Royalty fees	$92,486	$86,195	$6,291	7%	$161,475	$151,054	$10,421	7%
Initial franchise and relicensing fees	6,981	5,706	1,275	22%	11,987	10,862	1,125	10%
Procurement services	11,068	10,308	760	7%	17,544	16,104	1,440	9%
Marketing and reservation system	158,035	133,814	24,221	18%	267,510	260,175	7,335	3%
Other	8,229	5,728	2,501	44%	16,181	10,674	5,507	52%
Total revenues	276,799	241,751	35,048	14%	474,697	448,869	25,828	6%

OPERATING EXPENSES:

Selling, general and administrative	38,208	40,039	(1,831)	(5)%	71,054	75,158	(4,104)	(5)%
Depreciation and amortization	3,050	2,956	94	3%	6,120	5,721	399	7%
Marketing and reservation system	158,035	133,814	24,221	18%	267,510	260,175	7,335	3%
Total operating expenses	199,293	176,809	22,484	13%	344,684	341,054	3,630	1%

Operating income	77,506	64,942	12,564	19%	130,013	107,815	22,198	21%

OTHER INCOME AND EXPENSES, NET:
Interest expense	11,280	11,224	56	—%	22,485	22,316	169	1%
Interest income	(1,438)	(827)	(611)	74%	(2,702)	(1,666)	(1,036)	62%
Other (gains) losses	(576)	(321)	(255)	79%	(1,473)	(259)	(1,214)	469%
Equity in net (income) loss of affiliates	859	(744)	1,603	(215)%	2,939	1,436	1,503	105%
Total other income and expenses, net	10,125	9,332	793	8%	21,249	21,827	(578)	(3)%

Income before income taxes	67,381	55,610	11,771	21%	108,764	85,988	22,776	26%
Income taxes	22,386	16,788	5,598	33%	35,025	26,003	9,022	35%
Net income	$44,995	$38,822	$6,173	16%	$73,739	$59,985	$13,754	23%

Basic earnings per share	$0.80	$0.69	$0.11	16%	$1.31	$1.06	$0.25	24%

Diluted earnings per share	$0.79	$0.68	$0.11	16%	$1.30	$1.06	$0.24	23%

Choice Hotels International, Inc. and Subsidiaries		Exhibit 2
Consolidated Balance Sheets

(In thousands, except per share amounts)	June 30,	December 31,
	2017	2016
	(Unaudited)

ASSETS

Cash and cash equivalents	$197,957	$202,463
Accounts receivable, net	146,653	107,336
Other current assets	35,617	35,074
Total current assets	380,227	344,873

Fixed assets and intangibles, net	178,271	178,704
Notes receivable, net of allowances	132,004	110,608
Investments in unconsolidated entities	131,722	94,839
Investments, employee benefit plans, at fair value	19,451	16,975
Other assets	106,298	106,469
Total assets	$947,973	$852,468

LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable	$67,736	$48,071
Accrued expenses and other current liabilities	71,973	81,184
Deferred revenue	135,350	133,218
Current portion of long-term debt	1,302	1,195
Total current liabilities	276,361	263,668

Long-term debt	862,965	839,409
Deferred compensation & retirement plan obligations	23,927	21,595
Other liabilities	37,337	39,145

Total liabilities	1,200,590	1,163,817

Total shareholders' deficit	(252,617)	(311,349)

Total liabilities and shareholders' deficit	$947,973	$852,468

Choice Hotels International, Inc. and Subsidiaries		Exhibit 3
Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Six Months Ended June 30,

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$73,739	$59,985

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,120	5,721
Loss on disposal of assets	4	7
Provision for bad debts, net	916	962
Non-cash stock compensation and other charges	6,809	7,966
Non-cash interest and other (income) loss	(274)	958
Deferred income taxes	(1,446)	4,030
Equity in net losses from unconsolidated joint ventures less distributions received	3,543	2,193

Changes in assets and liabilities, net of acquisition:
Receivables	(40,673)	(39,058)
Advances to/from marketing and reservation activities, net	17,407	(42,671)
Forgivable notes receivable, net	(14,108)	(13,174)
Accounts payable	18,955	10,567
Accrued expenses and other current liabilities	(11,286)	(8,842)
Income taxes payable/receivable	5,629	10,463
Deferred revenue	2,061	42,164
Other assets	(1,764)	(10,834)
Other liabilities	(1,524)	(2,576)

NET CASH PROVIDED BY OPERATING ACTIVITIES	64,108	27,861

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(10,687)	(10,912)
Investment in intangible assets	(2,228)	(322)
Proceeds from sales of assets	—	1,700
Acquisitions of real estate	—	(25,389)
Contributions to equity method investments	(42,127)	(19,688)
Distributions from equity method investments	1,696	3,619
Purchases of investments, employee benefit plans	(1,736)	(1,140)
Proceeds from sales of investments, employee benefit plans	2,094	1,136
Issuance of mezzanine and other notes receivable	(14,977)	(13,048)
Collections of mezzanine and other notes receivable	552	10,158
Other items, net	110	11

NET CASH USED IN INVESTING ACTIVITIES	(67,303)	(53,875)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net borrowings pursuant to revolving credit facilities	23,200	87,950
Principal payments on long-term debt	(309)	(623)
Purchases of treasury stock	(7,414)	(28,278)
Dividends paid	(24,333)	(23,193)
Proceeds from exercise of stock options	6,590	4,234

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(2,266)	40,090

Net change in cash and cash equivalents	(5,461)	14,076
Effect of foreign exchange rate changes on cash and cash equivalents	955	371
Cash and cash equivalents at beginning of period	202,463	193,441

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$197,957	$207,888

CHOICE HOTELS INTERNATIONAL, INC AND SUBSIDIARIES										Exhibit 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Six Months Ended June 30, 2017			For the Six Months Ended June 30, 2016			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$92.00	64.7%	$59.48	$90.11	64.0%	$57.67	2.1%	70	bps	3.1%
Comfort Suites	96.16	69.3%	66.65	95.51	68.9%	65.80	0.7%	40	bps	1.3%
Sleep	82.29	65.0%	53.51	81.13	64.2%	52.08	1.4%	80	bps	2.7%
Quality	77.45	58.5%	45.32	75.79	57.9%	43.88	2.2%	60	bps	3.3%
Clarion	82.30	58.9%	48.45	80.52	56.3%	45.35	2.2%	260	bps	6.8%
Econo Lodge	60.64	53.2%	32.26	59.24	52.4%	31.03	2.4%	80	bps	4.0%
Rodeway	62.61	55.1%	34.51	60.72	54.6%	33.15	3.1%	50	bps	4.1%
MainStay	74.51	67.1%	49.99	75.80	63.4%	48.02	(1.7)%	370	bps	4.1%
Suburban	51.74	76.2%	39.44	49.67	74.9%	37.21	4.2%	130	bps	6.0%
Cambria hotel & suites	133.34	72.9%	97.16	NA	NA	NA	NA	NA		NA
Ascend Hotel Collection	123.71	54.1%	66.96	125.21	56.9%	71.28	(1.2)%	(280)	bps	(6.1)%

Total (1)	$82.16	61.1%	$50.22	$80.77	60.5%	$48.84	1.7%	60	bps	2.8%

	For the Three Months Ended June 30, 2017			For the Three Months Ended June 30, 2016			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$95.96	70.6%	$67.76	$93.87	70.1%	$65.84	2.2%	50	bps	2.9%
Comfort Suites	98.54	73.4%	72.32	98.19	73.6%	72.24	0.4%	(20)	bps	0.1%
Sleep	84.84	69.9%	59.27	83.93	69.5%	58.35	1.1%	40	bps	1.6%
Quality	80.36	63.6%	51.12	78.61	63.3%	49.79	2.2%	30	bps	2.7%
Clarion	85.70	63.9%	54.76	84.14	62.3%	52.46	1.9%	160	bps	4.4%
Econo Lodge	63.31	57.6%	36.48	61.84	57.3%	35.46	2.4%	30	bps	2.9%
Rodeway	64.94	58.7%	38.12	63.13	57.9%	36.56	2.9%	80	bps	4.3%
MainStay	76.88	72.4%	55.62	78.07	68.4%	53.40	(1.5)%	400	bps	4.2%
Suburban	52.42	78.2%	41.00	51.07	76.9%	39.27	2.6%	130	bps	4.4%
Cambria hotel & suites	142.23	77.2%	109.78	NA	NA	NA	NA	NA	bps	NA
Ascend Hotel Collection	129.17	56.8%	73.32	133.28	60.0%	79.94	(3.1)%	(320)	bps	(8.3)%

Total (1)	$85.19	65.9%	$56.17	$83.89	65.6%	$55.07	1.5%	30	bps	2.0%

			For the Quarter Ended			For the Six Months Ended
			6/30/2017	6/30/2016		6/30/2017	6/30/2016

System-wide effective royalty rate			4.58%	4.39%	(1)	4.56%	4.39%	(1)

(1) Totals for the three and six months ended June 30, 2016 have been revised from previous disclosures to include the operating statistics for the Cambria hotel & suites brand

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES								Exhibit 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	June 30, 2017		June 30, 2016		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort Inn	1,093	84,956	1,138	88,085	(45)	(3,129)	(4.0)%	(3.6)%
Comfort Suites	565	43,721	564	43,522	1	199	0.2%	0.5%
Sleep	385	27,574	380	27,188	5	386	1.3%	1.4%
Quality	1,493	116,961	1,395	110,952	98	6,009	7.0%	5.4%
Clarion	163	22,159	168	23,033	(5)	(874)	(3.0)%	(3.8)%
Econo Lodge	843	51,757	847	52,385	(4)	(628)	(0.5)%	(1.2)%
Rodeway	586	34,085	528	29,771	58	4,314	11.0%	14.5%
MainStay	56	4,074	54	4,020	2	54	3.7%	1.3%
Suburban	59	6,578	58	6,471	1	107	1.7%	1.7%
Cambria hotel & suites	31	4,160	25	3,113	6	1,047	24.0%	33.6%
Ascend Hotel Collection	135	10,877	116	9,650	19	1,227	16.4%	12.7%

Domestic Franchises	5,409	406,902	5,273	398,190	136	8,712	2.6%	2.2%
International Franchises	1,144	113,322	1,156	111,366	(12)	1,956	(1.0)%	1.8%
Total Franchises	6,553	520,224	6,429	509,556	124	10,668	1.9%	2.1%

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES				Exhibit 6
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

HOTEL FRANCHISING REVENUES AND ADJUSTED HOTEL FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Hotel Franchising Revenues:

Total Revenues	$276,799	$241,751	$474,697	$448,869
Adjustments:
Marketing and reservation system revenues	(158,035)	(133,814)	(267,510)	(260,175)
Non-hotel franchising activities	(2,557)	(2,068)	(5,112)	(4,097)
Hotel Franchising Revenues	$116,207	$105,869	$202,075	$184,597

Adjusted Hotel Franchising Margins:

Operating Margin:

Total Revenues	$276,799	$241,751	$474,697	$448,869
Operating Income	$77,506	$64,942	$130,013	$107,815
Operating Margin	28.0%	26.9%	27.4%	24.0%

Adjusted Hotel Franchising Margin:

Hotel Franchising Revenues	$116,207	$105,869	$202,075	$184,597

Operating Income	$77,506	$64,942	$130,013	$107,815
Mark to market adjustments on non-qualified retirement plan investments	$590	$315	$1,441	$255
Executive termination benefits	—	2,206	—	2,206
Non-hotel franchising activities operating loss	3,801	6,084	5,906	11,740
Adjusted Hotel Franchising Operating Income	$81,897	$73,547	$137,360	$122,016

Adjusted Hotel Franchising Margins	70.5%	69.5%	68.0%	66.1%

ADJUSTED HOTEL FRANCHISING SELLING, GENERAL AND ADMINISTRATION EXPENSES

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Total Selling, General and Administrative Expenses	$38,208	$40,039	$71,054	$75,158
Mark to market adjustments on non-qualified retirement plan investments	$(590)	$(315)	$(1,441)	$(255)
Executive termination benefits	—	(2,206)	—	(2,206)
Non-hotel franchising activities	(5,415)	(7,045)	(9,095)	(13,715)
Adjusted Hotel Franchising Selling, General and Administration Expenses	$32,203	$30,473	$60,518	$58,982

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")

(dollar amounts in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income	$44,995	$38,822	$73,739	$59,985
Income taxes	22,386	16,788	35,025	26,003
Interest expense	11,280	11,224	22,485	22,316
Interest income	(1,438)	(827)	(2,702)	(1,666)
Other (gains) losses	(576)	(321)	(1,473)	(259)
Equity in net (income) loss of affiliates	859	(744)	2,939	1,436
Depreciation and amortization	3,050	2,956	6,120	5,721
Executive termination benefits	—	2,206	—	2,206
Mark to market adjustments on non-qualified retirement plan investments	590	315	1,441	255
Adjusted EBITDA	$81,146	$70,419	$137,574	$115,997

Hotel franchising	$84,004	$75,397	$141,557	$125,616
Non-hotel franchising activities	(2,858)	(4,978)	(3,983)	(9,619)
	$81,146	$70,419	$137,574	$115,997

				Exhibit 6
ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(dollar amounts in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net Income	$44,995	$38,822	$73,739	$59,985
Adjustments:
Executive termination benefits	—	1,394	—	1,394
Adjusted Net Income	$44,995	$40,216	$73,739	$61,379

Diluted Earnings Per Share	$0.79	$0.68	$1.30	$1.06
Adjustments:
Executive termination benefits	—	0.03	—	0.02
Adjusted Diluted Earnings Per Share (EPS)	$0.79	$0.71	$1.30	$1.08

ADJUSTED EBITDA FULL YEAR FORECAST

(dollar amounts in thousands)
	Range
	Estimated Adjusted EBITDA
	Fiscal Year 2017

Net income	$160,000	$163,000
Income taxes	77,500	78,500
Interest expense	45,900	45,900
Interest income	(5,100)	(5,100)
Gain on sale of assets	—	—
Other gains	(1,500)	(1,500)
Equity in net loss of affiliates	1,600	1,600
Depreciation and amortization	13,100	13,100
Mark to market adjustments on non-qualified retirement plan investments	1,500	1,500
Adjusted EBITDA	$293,000	$297,000

Hotel franchising	$299,000	$303,000
Non-hotel franchising activities	(6,000)	(6,000)
	$293,000	$297,000